EXHIBIT 22

PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

                                                JURISDICTION OF
NAME(1)                                         INCORPORATION
--------------------------                      -----------------
DATABILITY, INC.                                DELAWARE
ELECTRO-METRICS, INC.                           DELAWARE
TECHNIPOWER, INC.                               DELAWARE
PENRIL ELECTRONICS, INC.                        DELAWARE
PENRIL TECHNOLOGIES, INC.                       DELAWARE
CONSTANT POWER SYSTEMS, INC.                    DELAWARE
PENRIL DATACOMM LTD.                            UNITED KINGDOM
PENRIL (FAR EAST) LTD.                          HONG KONG
PENRIL INTERNATIONAL LTD.                       U.S. VIRGIN ISLANDS
ACCESS BEYOND, INC.                             DELAWARE

(1)  This also represents the name under which the subsidiary does business.